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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-75282 and 333-84841 and Form S-8 Nos. 333-65394, 333-52968,
333-32400, 333-89495, 333-89497 and 333-45375) of Corixa Corporation and in the
related Prospectus of our report dated January 29, 2003, with respect to the consolidated financial statements of Corixa Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.



                                    /s/ Ernst & Young LLP


Seattle, Washington
February 24, 2003